                                                                    EXHIBIT 11.1

                     BRILLIANT DIGITAL ENTERTAINMENT, INC.
                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

                                          PERIOD FROM
                                       SEPTEMBER 3, 1993  YEAR ENDED JUNE 30,
                                          (INCEPTION)    ----------------------
                                       TO JUNE 30, 1994     1995        1996
                                       ----------------- ----------  ----------
Weighted average shares outstanding...     4,420,000      4,424,420   4,473,040
                                          ==========     ==========  ==========
Net Income (Loss).....................    $ (249,480)    $ (423,853) $  553,412
                                          ==========     ==========  ==========
Net Income (Loss) per common share....    $    (0.06)    $    (0.10) $     0.12
                                          ==========     ==========  ==========
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